For Release October 23, 2008	Contacts:
5:00 p.m. ET	Media:	Tracy Broadwater
	423-224-0498 /	tkbroadwater@eastman.com
	Investors:	Greg Riddle
	212-835-1620 /	griddle@eastman.com

Eastman Announces Third-Quarter 2008 Financial Results

KINGSPORT, Tenn., October 23, 2008 – Eastman Chemical Company (NYSE:EMN) today announced earnings from continuing operations of $1.33 per diluted share for third quarter 2008 versus $0.30 per diluted share for third quarter 2007. Excluding the items described in the following paragraph, third-quarter 2008 earnings from continuing operations were $1.35 per diluted share, while third-quarter 2007 earnings from continuing operations were $1.27 per diluted share. For reconciliations to reported company and segment earnings, see Tables 3, 5 and 6 in the accompanying third-quarter 2008 financial tables.

Included in the results for third quarter 2008 were accelerated depreciation costs of $3 million and asset impairments and restructuring charges of $2 million. Third-quarter 2007 results included accelerated depreciation costs of $9 million and asset impairments and restructuring charges of $114 million primarily related to the divestiture of the company’s PET polymers facilities in Mexico and Argentina.

"We delivered solid third-quarter earnings despite significant raw material and energy cost volatility, uncertain prospects for the global economy, and difficulty in the financial markets," said Brian Ferguson, chairman and CEO.  “We continue to benefit from the diversity of our portfolio of businesses and the actions we have taken over the last five years to improve our profitability and strengthen our financial position.”

(In millions, except per share amounts)	3Q2008	3Q2007
Sales revenue	$1,819	$1,692
Earnings per diluted share from continuing operations	$1.33	$0.30
Earnings per diluted share from continuing operations, excluding accelerated depreciation costs and asset impairments and restructuring charges*	$1.35	$1.27
Net cash provided by operating activities	$214	$312

*For reconciliations to reported company and segment earnings see Tables 3, 5 and 6 in the accompanying third-quarter 2008 financial tables.

Sales revenue for third quarter 2008 was $1.8 billion, an 8 percent increase compared with third quarter 2007. Sales revenue for both third quarter 2008 and third quarter 2007 included contract ethylene sales resulting from the fourth-quarter 2006 divestiture of the polyethylene business. Also included in third-quarter 2008 sales revenue were contract polymer intermediates sales resulting from the fourth-quarter 2007 divestiture of PET polymers manufacturing facilities and related businesses in Mexico and Argentina. Third-quarter 2007 sales revenue included sales from the divested Mexico and Argentina PET manufacturing facilities. Excluding these sales for both periods, sales revenue increased by 12 percent as higher selling prices in response to higher raw material and energy costs more than offset a 3 percent decline in sales volume. For reconciliations to reported company and segment sales revenue, see Tables 4 and 5 in the accompanying third-quarter 2008 financial tables.

Operating earnings in third quarter 2008 were $174 million compared with operating earnings of $46 million in third quarter 2007. Excluding accelerated depreciation costs and asset impairments and restructuring charges from both periods, operating earnings were $179 million in third quarter 2008 compared with $169 million in third quarter 2007. The company's third-quarter 2008 raw material and energy costs increased by approximately $225 million compared with third quarter 2007.

Segment Results 3Q 2008 versus 3Q 2007

Coatings, Adhesives, Specialty Polymers and Inks – Sales revenue increased by 11 percent primarily due to higher selling prices in response to higher raw material and energy costs, particularly for propylene, propane and adhesives raw materials. Sales volume declined due primarily to lower sales volume in North America, in part due to the divestiture of certain adhesives product lines, and lower sales volume in Europe which were partially offset by higher sales volume in Asia Pacific. Operating earnings, excluding a gain in third quarter 2007, were $55 million in third quarter 2008 and $58 million in third quarter 2007, as lower sales volume and higher raw material and energy costs were partially offset by higher selling prices.

Fibers – Sales revenue increased by 4 percent primarily due to higher selling prices in response to higher raw material and energy costs, particularly for wood pulp and methanol. Operating earnings were $65 million in third quarter 2008 and $66 million in third quarter 2007.

Performance Chemicals and Intermediates – Sales revenue increased by 17 percent as higher selling prices more than offset lower sales volume. Both selling prices and sales volume were significantly impacted by contract ethylene sales resulting from the divestiture of the polyethylene business in fourth quarter 2006. Excluding the contract ethylene sales, PCI’s sales revenue increased by 19 percent due to higher selling prices in response to higher raw material and energy costs, which more than offset a 2 percent decline in sales volume. Operating earnings, excluding accelerated depreciation costs and asset impairments and restructuring gains and charges in both periods, were $65 million in third quarter 2008 and $51 million in third quarter 2007, as higher selling prices more than offset higher raw material and energy costs.

Performance Polymers – Sales revenue decreased by 14 percent primarily due to the divestiture of the PET polymers manufacturing facilities and related businesses in Mexico and Argentina in fourth quarter 2007. Excluding third-quarter 2008 contract polymer intermediates sales to divested manufacturing facilities and third-quarter 2007 sales from the divested Mexico and Argentina PET manufacturing facilities, sales revenue from U.S. PET manufacturing sites increased by 4 percent as 17 percent higher selling prices in response to higher raw material and energy costs, particularly for paraxylene and ethylene glycol, were partially offset by a 12 percent decline in sales volume. The decline in sales volume was due to the shutdown of higher cost PET assets in the first half of 2008 and was also attributed to weaker demand for bottled carbonated soft drinks and lighter-weight water bottles. Excluding accelerated depreciation costs and asset impairments and restructuring charges for both periods, operating results for U.S. PET manufacturing sites improved to operating earnings of $1 million in third quarter 2008 compared to a loss of $3 million in third quarter 2007. The improvement was due primarily to higher selling prices and actions to improve results at the company’s South Carolina PET facility, including the new PET facility based on IntegRex™ technology, partially offset by higher raw material and energy costs and the impact of lower sales volume.

Specialty Plastics – Sales revenue increased by 17 percent primarily due to a 8 percent increase in sales volume, particularly in Asia Pacific and North America, and higher selling prices in response to higher raw material and energy costs. Sales volume increased primarily due to growth in copolyester products in packaging, consumer and durable goods and cellulose esters used in liquid crystal display (“LCD”) screens. Third-quarter 2008 operating earnings were $6 million and $13 million in third quarter 2007 as higher raw material and energy costs, particularly for paraxylene and ethylene glycol, more than offset higher selling prices and the impact of increased sales volume.

Cash Flow

            Eastman generated $214 million in cash from operating activities during third quarter 2008, reflecting continued strong net earnings partially offset by increases in working capital. During the third quarter 2008, share repurchases totaled $231 million. Priorities for use of available cash for the remainder of 2008 are to pay the dividend, to fund targeted growth initiatives, and to repurchase shares under the authorized share repurchase plan.

Outlook

Commenting on the outlook for fourth quarter 2008, Ferguson said: “We continue to benefit from our global geographic profile, diverse product portfolio and solid financial position.  We also continue to confront economic weakness in North America and Europe, slowing demand growth in Asia, and volatile raw material and energy costs.  Given our current expectations for weak economic growth through the end of the year, we expect fourth-quarter 2008 earnings per share from continuing operations excluding gains and charges related to strategic actions to be near the low end of the current range of analysts’ estimates on First Call, which is $0.90 per share.”

Eastman will host a conference call with industry analysts on Oct. 24 at 8:00 a.m. ET. To listen to the live webcast of the conference call, go to www.eastman.com, Investors, Presentations. To listen via telephone, the dial-in number is (913) 312-1278, passcode number 3704916. A telephone replay will be available continuously from 11:00 a.m. ET, Oct. 24, to 12:00 midnight ET, Nov. 2, at 888-203-1112, passcode number 3704916.

Eastman manufactures and markets chemicals, fibers and plastics worldwide. It provides key differentiated coatings, adhesives and specialty plastics products; is a major supplier of cellulose acetate fibers; and produces PET polymers for packaging. As a Responsible Care® company, Eastman is committed to achieving the highest standards of health, safety, environmental and security performance. Founded in 1920 and headquartered in Kingsport, Tenn., Eastman is a FORTUNE 500 company with 2007 sales of $6.8 billion and approximately 10,500 employees. For more information about Eastman and its products, visit www.eastman.com.

###

Forward Looking Statements: This news release includes forward-looking statements concerning current expectations for: future economic and business conditions; raw material and energy costs; accounting gains and costs from previous strategic decisions and actions; and earnings for fourth quarter 2008. Such expectations are based upon certain preliminary information, internal estimates, and management assumptions, expectations, and plans, and are subject to a number of risks and uncertainties inherent in projecting future conditions, events, and results. Actual results could differ materially from expectations expressed in the forward-looking statements if one or more of the underlying assumptions or expectations prove to be inaccurate or are unrealized. Important factors that could cause actual results to differ materially from such expectations are and will be detailed in the company's filings with the Securities and Exchange Commission, including the Form 10-Q filed for second quarter 2008 and the Form 10-Q to be filed for third quarter 2008, available on the Eastman web site at www.eastman.com in the Investors, SEC filings section.

EASTMAN CHEMICAL COMPANY – EMN	October 23, 2008
5:00 PM EDT

FINANCIAL INFORMATION
October 23, 2008

For use in the Eastman Chemical Company Conference Call
at 8:00 AM (EDT), October 24, 2008.

Table of Contents

Item		Page

TABLE 1	Statements of Earnings	1

TABLE 2A	Segment Information	2

TABLE 2B	Sales Revenue Change	2

TABLE 2C	Sales by Region	3

TABLE 2D	Percentage Growth in Sales Volume by Region	3

TABLE 3	Operating Earnings (Loss), Accelerated Depreciation Costs, and Asset Impairments and Restructuring Charges, Net	4

TABLE 4	Eastman Chemical Company Detail of Sales Revenue	5

TABLE 5	Performance Polymers Segment Detail of Sales Revenue, Operating Earnings (Loss), Accelerated Depreciation Costs, and Asset Impairments and Restructuring Charges, Net	6

TABLE 6	Operating Earnings, Earnings, and Earnings Per Share from Continuing Operations Reconciliation	8

TABLE 7	Statements of Cash Flows	10

TABLE 8	Selected Balance Sheet Items	11

During 2007 and first quarter 2008, the company took strategic actions in its Performance Polymers segment for its underperforming polyethylene terephthalate ("PET") manufacturing facilities outside the United States.  During second quarter 2007, the company sold its PET manufacturing facility in Spain.   In first quarter 2008, the company sold its PET polymers and purified terephthalic acid ("PTA") production facilities in the Netherlands and its PET production facility in the United Kingdom and the related assets and businesses.  Because the company has exited the PET business in the European region, results from sales of PET products manufactured at the Spain, the Netherlands, and the United Kingdom facilities, including impairments and restructuring charges of those operations, and gains and losses from disposal of those assets and businesses, are presented as discontinued operations and are therefore not included in results from continuing operations for the company or the Performance Polymers segment under generally accepted accounting principles.

EASTMAN CHEMICAL COMPANY – EMN	October 23, 2008
5:00 PM EDT

TABLE 1 – STATEMENTS OF EARNINGS

	Third Quarter		First Nine Months
(Dollars in millions, except per share amounts)	2008	2007	2008	2007

Sales	$1,819	$1,692	$5,380	$5,093
Cost of sales	1,497	1,385	4,400	4,191
Gross profit	322	307	980	902

Selling, general and administrative expenses	107	104	324	311
Research and development expenses	39	43	120	115
Asset impairments and restructuring charges, net	2	114	22	116
Operating earnings	174	46	514	360

Interest expense, net	19	16	53	47
Other (income) charges, net	7	(10)	7	(18)
Earnings from continuing operations before income taxes	148	40	454	331
Provision for income taxes from continuing operations	48	15	124	111
Earnings from continuing operations	100	25	330	220

Loss from discontinued operations, net of tax	--	(5)	--	(7)
Gain (loss) from disposal of discontinued operations, net of tax	--	--	18	(11)
Net earnings	$100	$20	$348	$202

Basic earnings per share
Earnings from continuing operations	$1.35	$0.30	$4.34	$2.63
Earnings (loss) from discontinued operations	--	(0.06)	0.23	(0.22)
Basic earnings per share	$1.35	$0.24	$4.57	$2.41

Diluted earnings per share
Earnings from continuing operations	$1.33	$0.30	$4.27	$2.60
Earnings (loss) from discontinued operations	--	(0.06)	0.23	(0.22)
Diluted earnings per share	$1.33	$0.24	$4.50	$2.38

Shares (in millions) outstanding at end of period	72.5	81.0	72.5	81.0

Shares (in millions) used for earnings per share calculation
Basic	74.2	82.6	76.1	83.6
Diluted	75.1	83.6	77.2	84.6

EASTMAN CHEMICAL COMPANY – EMN	October 23, 2008
5:00 PM EDT

TABLE 2A – SEGMENT SALES INFORMATION

	Third Quarter		First Nine Months
(Dollars in millions)	2008	2007	2008	2007
Sales by Segment
Coatings, Adhesives, Specialty Polymers, and Inks	$410	$368	$1,213	$1,089
Fibers	269	258	783	731
Performance Chemicals and Intermediates	594	509	1,768	1,559
Performance Polymers	293	340	886	1,070
Specialty Plastics	253	217	730	644
Total Eastman Chemical Company	$1,819	$1,692	$5,380	$5,093

TABLE 2B – SALES REVENUE CHANGE

Third Quarter 2008 Compared to Third Quarter 2007
Change in Sales Revenue Due To
	Revenue % Change	Volume Effect	Price Effect	Product Mix Effect	Exchange Rate Effect

Coatings, Adhesives, Specialty Polymers, and Inks	11%	(10) %	16%	3%	2%
Fibers	4%	2%	5%	(3) %	-- %
Performance Chemicals and Intermediates (1)	17%	(8) %	24%	1%	-- %
Performance Polymers (2)(3)	(14) %	(25) %	12%	(1) %	-- %
Specialty Plastics	17%	8%	5%	2%	2%

Total Eastman Chemical Company	8%	(8) %	14%	1%	1%

First Nine Months 2008 Compared to First Nine Months 2007
Change in Sales Revenue Due To
	Revenue % Change	Volume Effect	Price Effect	Product Mix Effect	Exchange Rate Effect

Coatings, Adhesives, Specialty Polymers, and Inks	11%	(4) %	11%	2%	2%
Fibers	7%	2%	5%	-- %	-- %
Performance Chemicals and Intermediates (1)	13%	(8) %	20%	1%	-- %
Performance Polymers (2)(3)	(17) %	(28) %	8%	3%	-- %
Specialty Plastics	13%	6%	3%	2%	2%

Total Eastman Chemical Company	6%	(8) %	11%	2%	1%

(1)  Included in 2008 and 2007 sales revenue are contract ethylene sales under the transition supply agreement related to the divestiture of the polyethylene ("PE") businesses.  Refer to Table 4 for more information.

(2)  Sales revenue in 2008 included contract polymer intermediates sales under the transition supply agreement related to the divestiture of the PET manufacturing facilities and related businesses in Mexico and Argentina in fourth quarter 2007.  Refer to Tables 4 and 5 for more information.

 (3)  Included in 2007 sales revenue are sales revenue from PET manufacturing facilities and related businesses in Mexico and Argentina divested in fourth quarter 2007. Refer to Tables 4 and 5 for more information.

EASTMAN CHEMICAL COMPANY – EMN	October 23, 2008
5:00 PM EDT

TABLE 2C – SALES BY REGION

	Third Quarter		First Nine Months
(Dollars in millions)	2008	2007	2008	2007

Sales by Region
United States and Canada (1)	$1,124	$1,021	$3,287	$3,053
Asia Pacific	309	259	921	782
Europe, Middle East, and Africa	248	231	774	694
Latin America (2)(3)	138	181	398	564
	$1,819	$1,692	$5,380	$5,093

(1) Included in 2008 and 2007 sales revenue are contract ethylene sales under the transition supply agreement related to the divestiture of the PE businesses. Refer to Table 4 for more information.

(2)  Included in 2007 sales revenue are sales from PET manufacturing facilities and related businesses in Mexico and Argentina divested in fourth quarter 2007. Refer to Tables 4 and 5 for more information.

(3)  Included in 2008 sales revenue are contract polymer intermediates sales under the transition supply agreement related to the divestiture of the Mexican and Argentine businesses. Refer to Tables 4 and 5 for more information.

TABLE 2D – PERCENTAGE GROWTH IN SALES VOLUME BY REGION

	Third Quarter	First Nine Months
Regional sales volume growth
United States and Canada (1)	(9) %	(8) %
Asia Pacific	-- %	1%
Europe, Middle East, and Africa	(3) %	4%
Latin America (2)(3)	(31) %	(34) %

(1) Included in 2008 and 2007 sales revenue are contract ethylene sales under the transition supply agreement related to the divestiture of the PE businesses. Refer to Table 4 for more information.

(2)  Included in 2007 sales revenue are sales from PET manufacturing facilities and related businesses in Mexico and Argentina divested in fourth quarter 2007.  Refer to Tables 4 and 5 for more information.

(3)  Included in 2008 sales revenue are contract polymer intermediates sales under the transition supply agreement related to the divestiture of the Mexican and Argentine businesses. Refer to Tables 4 and 5 for more information.

EASTMAN CHEMICAL COMPANY – EMN	October 23, 2008
5:00 PM EDT

TABLE 3 - OPERATING EARNINGS (LOSS), ACCELERATED DEPRECIATION COSTS, AND ASSET IMPAIRMENTS AND RESTRUCTURING CHARGES, NET

	Third Quarter		First Nine Months
(Dollars in millions)	2008	2007	2008	2007
Operating Earnings by Segment and Items
Coatings, Adhesives, Specialty Polymers, and Inks
Operating earnings	$55	$59	$167	$190
Asset impairments and restructuring gains	--	(1)	(2)	(1)
Operating earnings excluding items	55	58	165	189

Fibers
Operating earnings	65	66	195	176

Performance Chemicals and Intermediates
Operating earnings	62	50	160	161
Accelerated depreciation costs included in costs of goods sold	2	2	4	16
Asset impairments and restructuring charges (gains)	1	(1)	20	(1)
Operating earnings excluding items	65	51	184	176

Performance Polymers
Operating loss	(1)	(128)	(5)	(181)
Accelerated depreciation costs included in costs of goods sold	1	7	4	20
Asset impairments and restructuring charges, net	1	114	4	115
Operating earnings (loss) excluding items	1	(7)	3	(46)

Specialty Plastics
Operating earnings	6	13	36	49
Accelerated depreciation costs included in costs of goods sold	--	--	--	1
Asset impairments and restructuring charges, net	--	--	--	1
Operating earnings excluding items	6	13	36	51

Total Operating Earnings by Segment and Items
Total operating earnings	187	60	553	395
Total accelerated depreciation costs included in costs of goods sold	3	9	8	37
Total asset impairments and restructuring charges, net	2	112	22	114
Total operating earnings excluding items	192	181	583	546

Other (1)
Operating loss	(13)	(14)	(39)	(35)
Asset impairments and restructuring charges, net	--	2	--	2
Operating loss excluding items	(13)	(12)	(39)	(33)

Total Eastman Chemical Company
Total operating earnings	$174	$46	$514	$360
Total accelerated depreciation costs included in costs of goods sold	3	9	8	37
Total asset impairments and restructuring charges, net	2	114	22	116
Total operating earnings excluding items	$179	$169	$544	$513

(1)  Expenses not identifiable to an operating segment are not included in segment operating results and are shown as "other" operating losses.

EASTMAN CHEMICAL COMPANY – EMN	October 23, 2008
5:00 PM EDT

TABLE 4 – EASTMAN CHEMICAL COMPANY DETAIL OF SALES REVENUE

	First Quarter	Second Quarter	Third Quarter
(Dollars in millions)	2008	2008	2008

Sales Revenue	$1,727	$1,834	$1,819
Less: Performance Chemicals and Intermediates – contract ethylene sales (1)	92	102	89
Performance Polymers – contract polymer intermediates sales (2)	56	26	35
Sales revenue excluding listed items	$1,579	$1,706	$1,695

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Twelve Months
(Dollars in millions)	2007	2007	2007	2007	2007

Sales Revenue	$1,637	$1,764	$1,692	$1,737	$6,830
Less: Performance Chemicals and Intermediates – contract ethylene sales (1)	70	74	84	86	314
Performance Polymers – PET sales from Mexico and Argentina manufacturing facilities (3)	125	110	90	88	413
Performance Polymers – contract polymer intermediates sales (2)	--	--	--	15	15
Sales revenue excluding listed items	$1,442	$1,580	$1,518	$1,548	$6,088

(1) Sales revenue for 2008 and 2007 included contract ethylene sales under the transition supply agreement related to the divestiture of the PE businesses in fourth quarter 2006.

(2) Sales revenue for 2008 and 2007 included contract polymer intermediates sales under the transition supply agreement related to the divestiture of the PET manufacturing facilities and related businesses in Mexico and Argentina in fourth quarter 2007. Fourth quarter and full year 2007 amounts, previously reported as $23 million, have been corrected to remove $8 million in sales revenue reported in results from discontinued operations.

 (3) Sales revenue for 2007 included sales revenue from PET manufacturing facilities and related businesses in Mexico and Argentina divested in fourth quarter 2007.  These sales are not presented as discontinued operations due to the Performance Polymers segment's continuing involvement in the Latin American region and polymer intermediates sales to the divested facilities.

EASTMAN CHEMICAL COMPANY – EMN	October 23, 2008
5:00 PM EDT

TABLE 5 – PERFORMANCE POLYMERS SEGMENT DETAIL OF SALES REVENUE, OPERATING EARNINGS (LOSS), ACCELERATED DEPRECIATION COSTS, AND ASSET IMPAIRMENTS AND RESTRUCTURING CHARGES, NET

	First Quarter	Second Quarter	Third Quarter
(Dollars in millions)	2008	2008	2008

Sales revenue - U.S. PET manufacturing facilities	$304	$289	$293
Less: contract polymer intermediates sales (1)	56	26	35
Sales revenue - U.S. PET manufacturing facilities excluding contract sales	$248	$263	$258

Operating earnings (loss) - PET product lines (2)	$(6)	$2	$(1)

Less: operating loss from sales from Mexico and Argentina PET manufacturing facilities (2)(3)	--	--	(3)
Operating earnings (loss) - U.S. PET manufacturing facilities (2)	$(6)	$2	$2

Operating earnings (loss) excluding items - PET product lines (1)(2)(4)	$(4)	$6	$1

Less: operating loss excluding items from sales from Mexico and Argentina PET manufacturing facilities (2)(3)(5)	--	--	--
Operating earnings (loss) excluding items - U.S. PET manufacturing facilities (2)(6)	$(4)	$6	$1

(1) Sales revenue for 2008 included contract polymer intermediates sales under the transition supply agreement related to the divestiture of the PET manufacturing facilities and related businesses in Mexico and Argentina in fourth quarter 2007.

(2) Includes allocated costs consistent with the company’s historical practices, some of which may remain and could be reallocated to the remainder of the segment and other segments.
(3) Operating results included asset impairments and restructuring charges, net related to PET manufacturing facilities and related businesses in Mexico and Argentina divested in fourth quarter 2007.

 (4) Items are accelerated depreciation costs of $1 million, $2 million, and $1 million for first, second, and third quarters 2008, respectively, and asset impairments and restructuring charges, net of $1 million, $2 million, and $1 million for first, second, and third quarters 2008, respectively.

(5) Items are asset impairments and restructuring charges, net relating to the Mexico and Argentina PET manufacturing facilities and were $3 million in third quarter 2008.

(6) Items are accelerated depreciation costs and asset impairments and restructuring charges (gains) related to U.S. PET manufacturing sites.  Asset impairments and restructuring charges (gains) were $1 million, $2 million, and $(2) million for first, second, and third quarters 2008, respectively.  Accelerated depreciation costs were $1 million, $2 million, and $1 million for first, second, and third quarters 2008, respectively.

[Table 5 continued next page]

EASTMAN CHEMICAL COMPANY – EMN	October 23, 2008
5:00 PM EDT

TABLE 5 – PERFORMANCE POLYMERS SEGMENT DETAIL OF SALES REVENUE, OPERATING EARNINGS (LOSS), ACCELERATED DEPRECIATION COSTS, AND ASSET IMPAIRMENTS AND RESTRUCTURING CHARGES, NET (continued)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Twelve Months
(Dollars in millions)	2007	2007	2007	2007	2007

Sales revenue - PET product lines (1)	$348	$382	$340	$343	$1,413

Less: sales from Mexico and Argentina PET manufacturing facilities (2)	125	110	90	88	413
Sales revenue - U.S. PET manufacturing facilities	223	272	250	255	1,000

Less: contract polymer intermediates sales (3)	--	--	--	15	15
Sales revenue - U.S. PET manufacturing facilities excluding contract sales	$223	$272	$250	$240	$985

Operating loss - PET product lines (1)(4)	$(32)	$(21)	$(128)	$(26)	$(207)

Less: operating loss from sales from Mexico and Argentina PET manufacturing facilities (2)(4)	--	(4)	(121)	(2)	(127)
Operating loss - U.S. PET manufacturing facilities (4)	$(32)	$(17)	$(7)	$(24)	$(80)

Operating loss excluding items - PET product lines (1)(4)(5)	$(25)	$(14)	$(7)	$(19)	$(65)

Less: operating loss excluding items from sales from Mexico and Argentina PET manufacturing facilities (2)(4)(6)	--	(4)	(4)	(4)	(12)
Operating loss excluding items - U.S. PET manufacturing facilities (4)(7)	$(25)	$(10)	$(3)	$(15)	$(53)

(1) During 2007, the Performance Polymers segment consisted primarily of the company's PET product lines, and also included various polymer intermediate derivatives.  The PE product lines were divested in 2006.

(2) Sales revenue and operating results for 2007 included sales revenue from PET manufacturing facilities and related businesses in Mexico and Argentina divested in fourth quarter 2007.  These sales are not presented as discontinued operations due to the Performance Polymers segment's continuing involvement in the Latin American region and polymer intermediates sales to the divested facilities.

(3) Sales revenue for 2007 included contract polymer intermediates sales under the transition supply agreement related to the divestiture of the PET manufacturing facilities and related businesses in Mexico and Argentina in fourth quarter 2007.  Fourth quarter and full year 2007 amounts, previously reported as $23 million, have been corrected to remove $8 million in sales revenue reported in results from discontinued operations.

(4) Includes allocated costs consistent with the company’s historical practices, some of which may remain and could be reallocated to the remainder of the segment and other segments.

 (5) Items are accelerated depreciation costs and asset impairments and restructuring charges (gains).  Asset impairments and restructuring charges (gains) were $1 million, $114 million, and $(2) million in second, third, and fourth quarters 2007, respectively.  Accelerated depreciation costs were $7 million, $6 million, $7 million, and $9 million, first, second, third, and fourth quarters 2007, respectively.

(6) Items are asset impairments and restructuring charges (gains) relating to the Mexico and Argentina PET manufacturing facilities, and were $117 million and $(2) million in third and fourth quarters 2007, respectively.

(7) Items are accelerated depreciation costs and asset impairments and restructuring charges (gains) related to U.S. PET manufacturing sites.  Asset impairments and restructuring charges (gains) were $1 million and $(3) million in second and third quarters 2007, respectively.  Accelerated depreciation costs were $7 million, $6 million, $7 million, and $9 million, first, second, third, and fourth quarters 2007, respectively.

EASTMAN CHEMICAL COMPANY – EMN	October 23, 2008
5:00 PM EDT

TABLE 6 – OPERATING EARNINGS, EARNINGS, AND EARNINGS PER SHARE FROM CONTINUING OPERATIONS RECONCILIATION

EARNINGS PER DILUTED SHARE FROM CONTINUING OPERATIONS EXCLUDING CERTAIN ITEMS

		Third Quarter 2008
				Earnings from Continuing Operations
(Dollars in millions)		Operating Earnings		Before Tax		After Tax		Per Diluted Share

As reported	$$	174	$$	148	$$	100	$$	1.33

Certain Items:
Accelerated depreciation costs included in costs of goods sold		3		3		2		0.02
Asset impairments and restructuring charges, net		2		2		3		0.04
Net deferred tax benefits related to the previous divestiture of businesses		--		--		(3)		(0.04)
Excluding certain items	$$	179	$$	153	$$	102	$$	1.35

		Third Quarter 2007
				Earnings from Continuing Operations
(Dollars in millions)		Operating Earnings		Before Tax		After Tax		Per Diluted Share

As reported		$46	$$	40	$$	25	$$	0.30

Certain Items:
Accelerated depreciation costs included in costs of goods sold		9		9		6		0.07
Asset impairments and restructuring charges, net		114		114		76		0.90
Excluding certain items	$$	169	$$	163	$$	107	$$	1.27

[Table 6 continued next page]

EASTMAN CHEMICAL COMPANY – EMN	October 23, 2008
5:00 PM EDT

TABLE 6 – OPERATING EARNINGS, EARNINGS, AND EARNINGS PER SHARE FROM CONTINUING OPERATIONS RECONCILIATION (continued)

EARNINGS PER DILUTED SHARE FROM CONTINUING OPERATIONS EXCLUDING CERTAIN ITEMS

		First Nine Months 2008
				Earnings from Continuing Operations
(Dollars in millions)		Operating Earnings		Before Tax		After Tax		Per Diluted Share

As reported	$$	514	$$	454	$$	330	$$	4.27

Certain Items:
Accelerated depreciation costs included in costs of goods sold		8		8		5		0.06
Asset impairments and restructuring charges, net		22		22		17		0.23
Net deferred tax benefits related to the previous divestiture of businesses		--		--		(14)		(0.18)
Excluding certain items	$$	544	$$	484	$$	338	$$	4.38

		First Nine Months 2007
				Earnings from Continuing Operations
(Dollars in millions)		Operating Earnings		Before Tax		After Tax		Per Diluted Share

As reported	$$	360	$$	331	$$	220	$$	2.60

Certain Items:
Accelerated depreciation costs included in costs of goods sold		37		37		24		0.28
Asset impairments and restructuring charges, net		116		116		78		0.92
Excluding certain items	$$	513	$$	484	$$	322	$$	3.80

EASTMAN CHEMICAL COMPANY – EMN	October 23, 2008
5:00 PM EDT

TABLE 7 – STATEMENTS OF CASH FLOWS

	First Nine Months
(Dollars in millions)	2008	2007

Cash flows from operating activities
Net earnings	$348	$202

Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	199	247
Asset impairments	1	138
Gain on sale of assets	(13)	(3)
Provision (benefit) for deferred income taxes	(56)	(23)
Changes in operating assets and liabilities:
(Increase) decrease in receivables	(16)	22
(Increase) decrease in inventories	(170)	1
Increase (decrease) in trade payables	(49)	(63)
Increase (decrease) in liabilities for employee benefits and incentive pay	(6)	(88)
Other items, net	55	(22)

Net cash provided by operating activities	293	411

Cash flows from investing activities
Additions to properties and equipment	(430)	(346)
Proceeds from sale of assets and investments	333	43
Investments in and acquisitions of joint ventures	(38)	(12)
Additions to capitalized software	(8)	(8)
Other items, net	(2)	24

Net cash provided by (used in) investing activities	(145)	(299)

Cash flows from financing activities
Net increase (decrease) in commercial paper, credit facility and other borrowings	42	53
Repayment of borrowings	(175)	(11)
Dividends paid to stockholders	(103)	(112)
Treasury stock purchases	(501)	(300)
Proceeds from stock option exercises and other items	38	100

Net cash provided by (used in) financing activities	(699)	(270)

Effect of exchange rate changes on cash and cash equivalents	--	--

Net change in cash and cash equivalents	(551)	(158)

Cash and cash equivalents at beginning of period	888	939

Cash and cash equivalents at end of period	$337	$781

EASTMAN CHEMICAL COMPANY – EMN	October 23, 2008
5:00 PM EDT

TABLE 8 – SELECTED BALANCE SHEET ITEMS

	September 30,	December 31,
(Dollars in millions)	2008	2007

Current Assets	$1,765	$2,293

Net Properties and Equipment	3,093	2,846

Other Assets	671	870

Total Assets	$5,529	$6,009

Payables and Other Current Liabilities	$1,019	$1,050

Short-term Borrowings	--	72

Long-term Borrowings	1,436	1,535

Other Liabilities	1,254	1,270

Stockholders’ Equity	1,820	2,082

Total Liabilities and Stockholders’ Equity	$5,529	$6,009